UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 5, 2025
 ______________________
Dell Technologies Inc.
(Exact name of registrant as specified in its charter)
 ______________________

Delaware	001-37867	80-0890963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Dell Way
Round Rock,	Texas	78682
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (800) 289-3355
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class C Common Stock, par value $0.01 per share	DELL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (e) On September 5, 2025, Dell Technologies Inc. (the “Company”) and Yvonne McGill, the Company’s Chief Financial Officer, agreed that Ms. McGill will resign from her position as the Company’s Chief Financial Officer effective on September 9, 2025. Ms. McGill will serve in an advisory role to assist with an orderly transition and will remain a full-time employee of the Company through October 31, 2025, which is the last day of the third quarter of fiscal year 2026. Ms. McGill’s decision to resign her position is not the result of any disagreements with the Company on any matter relating to its financial statements, internal control over financial reporting, operations, policies or practices.

The Company has entered into a separation agreement with Ms. McGill that provides for a general release and waiver of claims against the Company and other matters relating to the termination of her employment (the “Separation Agreement”). Subject to specified conditions, the Separation Agreement provides that Ms. McGill will receive a cash payment reflecting a pro rata bonus for fiscal 2026 in an amount equal to approximately $562,500, in addition to the entitlements provided pursuant to Ms. McGill’s Protection of Sensitive Information, Noncompetition and Nonsolicitation Agreement.

(c) In connection with Ms. McGill’s departure from the position of Chief Financial Officer, David Kennedy, Senior Vice President, Global Business Operations, Finance, has been appointed by the Company’s Board of Directors to act as the Company’s interim Chief Financial Officer, in which position he will serve as the Company’s principal financial officer, effective on September 9, 2025.

Mr. Kennedy, age 48, has served in various positions with the Company since September 1998. Mr. Kennedy has served as Senior Vice President, Global Business Operations, Finance, since February 2023 and, prior to that service, as Senior Vice President and Chief Operating Officer for Global Sales, since February 2020, and as Senior Vice President and Chief Financial Officer of the Company’s Client Solutions Group since April 2017.

Mr. Kennedy will continue to be eligible to participate in severance, retirement, welfare and benefit plans and programs generally available to other employees of the Company, including the Dell Technologies Inc. 2023 Stock Incentive Plan, which is described in the Company’s proxy statement for its 2025 annual meeting of stockholders, filed on Schedule 14A with the Securities and Exchange Commission on May 16, 2025.

Information referred to in Item 5.02(c)(3) of Form 8-K has not been determined as of the date of this report.

The Company has initiated a search to identify a permanent Chief Financial Officer.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2025	Dell Technologies Inc.
	By:	/s/ Christopher A. Garcia
Christopher A. Garcia Senior Vice President and Assistant Secretary
(Duly Authorized Officer)
3